As Filed with the Securities and Exchange Commission on June 11, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Concho Resources Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0818600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100

Midland, Texas 79701

(Address of principal executive offices, including zip code)

Concho Resources Inc. 2006 Stock Incentive Plan

(Full title of the plan)

C. William Giraud

Senior Vice President and General Counsel

550 West Texas Avenue, Suite 100

Midland, Texas 79701

(Name and address of agent for service)

(432) 683-7443

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company.)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(3)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value	1,650,000	$83.90	$138,435,000	$15,865

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of common stock registered hereby pursuant to the Concho Resources Inc. 2006 Stock Incentive Plan, as amended and restated (the “Plan”), is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or any other similar transaction.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The maximum offering price per share and the maximum aggregate offering price are based on $83.90, which was the average of the high and low sales prices of the registrant’s common shares on the New York Stock Exchange on June 4, 2012.
(3)	This registration statement registers an additional 1,650,000 shares issuable under the Plan. We previously registered 5,617,784 shares issuable under the Plan (which reflects the issuance of 232,216 shares under the Plan prior to the filing of the Registration Statement) under a Registration Statement on Form S-8 (File No. 333-145791).

EXPLANATORY NOTE

Concho Resources Inc. (the “Registrant”) is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of additional common stock that may be issued under the Concho Resources Inc. 2006 Stock Incentive Plan, as amended and restated (the “Plan”) as a result of the adoption of an amendment and restatement of the Plan that increased the number of common stock available under the Plan by 1,650,000 shares. Except as otherwise set forth below, the contents of the registration statement on Form S-8 (File No. 333-145791) relating to the Plan, which was filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2007, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the Plan’s participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The Registrant is registering additional securities under the Plan covered hereby for which a registration statement on Form S-8 bearing Registration No. 333-145791is currently effective. Therefore, pursuant to General Instruction E of Form S-8, the Registrant elects to incorporate by reference the contents of such registration statement which constitute information required in this Registration Statement.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the SEC, each of the following exhibits is filed herewith:

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the shares being registered.

10.1	Amended and Restated Concho Resources Inc. 2006 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 11, 2012).

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Cawley, Gillespie & Associates, Inc.

23.4*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Concho Resources Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, in the State of Texas on June 11, 2012.

CONCHO RESOURCES INC.
(Registrant)

By:	/s/ Timothy A. Leach
Timothy A. Leach
Director, Chairman of the Board of Directors, Chief Executive Officer and President

Each person whose signature appears below appoints Timothy A. Leach and Darin G. Holderness, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, and Rule 478 thereunder, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Timothy A. Leach Timothy A. Leach	Director, Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	June 11, 2012

/s/ Darin G. Holderness Darin G. Holderness	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 11, 2012

/s/ Don O. McCormack Don O. McCormack	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 11, 2012

/s/ Steven L. Beal Steven L. Beal	Director	June 11, 2012

/s/ Tucker S. Bridwell Tucker S. Bridwell	Director	June 11, 2012

/s/ William H. Easter III William H. Easter III	Director	June 11, 2012

/s/ W. Howard Keenan, Jr. W. Howard Keenan, Jr.	Director	June 11, 2012

/s/ Gary A. Merriman Gary A. Merriman	Director	June 11, 2012

/s/ Ray M. Poage Ray M. Poage	Director	June 11, 2012

/s/ Mark B. Puckett Mark B. Puckett	Director	June 11, 2012

/s/ A. Wellford Tabor A. Wellford Tabor	Director	June 11, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Title

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the shares being registered.

10.1	Amended and Restated Concho Resources Inc. 2006 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 11, 2012).

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Cawley, Gillespie & Associates, Inc.

23.4*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.